Exhibit T3B.8A

ASSIGNMENT OF MEMBERSHIP INTEREST

CBL AMBASSADOR MEMBER, LLC

This Assignment of Membership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the membership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of CBL Ambassador Member, LLC, a Louisiana limited liability company (the “Company”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Amended and Restated Limited Liability Company Agreement of CBL Ambassador Member, LLC dated January 1, 2015, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a Member of the Company as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a Member of the Company, (b) Assignor will cease to be a Member of the Company, (c) the Company shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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[ASSIGNOR SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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[ASSIGNEE SIGNATURE FOLLOWS]

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Company as a Member of the Company on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

86% membership interest in CBL Ambassador Member, LLC

SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

CBL AMBASSADOR MEMBER, LLC

This Second Amendment to Amended and Restated Limited Liability Company Agreement of CBL Ambassador Member, LLC (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (“HoldCo II”) and CBL & Associates Management, Inc., a Delaware corporation (“CBL Management”) (HoldCo II and CBL Management are herein collectively referred to as the “Members”).

WITNESSETH:

WHEREAS, CBL Ambassador Member, LLC, a Louisiana limited liability company (the “Company”) is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of January 1, 2015, including amendments, modifications or supplements thereto (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Original Member”) has assigned its 86% beneficial and ownership interests in the Company to HoldCo II pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, the Members desire to amend and modify the Agreement (i) to reflect the Assignment, including recording HoldCo II as a member of the Company on the books and records of CBL Ambassador Member, LLC, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Members do hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Member” shall be the Members shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

3.	Exhibit “C” to the Agreement is hereby modified and amended by substituting Exhibit “C” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

HOLDCO II:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership.
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

CBL MANAGEMENT:

CBL & ASSOCIATES MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

EXHIBIT “B”

To Second Amendment To Amended and Restated Limited Liability Company Agreement

Of

CBL Ambassador Member, LLC

Members

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	86%	$1,000.00
CBL & Associates Management, Inc. CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	14%	Included in Company books and records

EXHIBIT “C”

To Second Amendment To Amended and Restated Limited Liability Company Agreement

Of

CBL Ambassador Member, LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:	Deborah F. Bell
Candace Carter
Catherine M. Cook
Victoria Evans
Brad Hendrix
Stanley Hildebrand
Melani LaMar
Elizabeth A. Long
Tracey Nichols
Janet L. Overman
Chris Price
Christine Scott
Charles Sereebutra
John K. Culpepper
Ronald I. Feldman
James D. Henderson
Jennifer Howard